CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contract: Heather J. Wietzel

(513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Estimates Hurricane Katrina Storm Losses

• Katrina losses expected to total $34 million, net of reinsurance

• Full-year outlook unchanged

• Storm teams on site to aid policyholders

Cincinnati, September 8, 2005 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced a preliminary estimate of approximately $34 million, net of reinsurance, for pretax catastrophe losses resulting from Hurricane Katrina. The August hurricane affected policyholders in several southern states with most of The Cincinnati Insurance Companies’ claims occurring in Alabama.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, observed, “Our hearts go out to all of the people whose lives have been disrupted by the devastation of Hurricane Katrina and its unprecedented aftermath. Our company and our associates are joining others in the larger efforts to assist those across the entire region.”

Schiff continued, “We assure our policyholders that we are well prepared – financially and organizationally – to help them recover from their losses. By mid-last week, three special teams of our associates were in place in Mobile and Birmingham, Alabama, to assist our local independent agencies and our local field claims staff in identifying losses and paying claims. Since that time, claims associates have made initial contact with more than 1,100 policyholders and closed approximately 20 percent of reported claims.”

“Our agents and our associates will continue to be available as needed to help the businesses and individuals in the communities we serve,” Schiff added.

As previously disclosed, earlier in the third quarter, the company incurred approximately $11 million in pretax catastrophe losses resulting from Hurricane Dennis, which affected policyholders in Alabama, Florida, Georgia and Mississippi. In the quarter, the company also will record an estimated $8 million reinsurance reinstatement premium to restore layers of its property catastrophe reinsurance treaty expected to be used for Katrina losses. Based on the estimate for Hurricane Dennis and the preliminary estimates for Hurricane Katrina, third-quarter catastrophe losses are expected to contribute approximately 6 percentage points to the company’s third-quarter property casualty GAAP combined ratio, net of reinsurance. The impact on after-tax earnings per share for the third quarter is expected to be approximately 20 cents.

For the third-quarter 2004 period, catastrophe losses were $86 million, net of reinsurance, which contributed 11.8 percentage points to the combined ratio, with a 31 cent impact on earnings per share. In last year’s third quarter, the company recorded an $11 million reinsurance reinstatement premium. (Per share amounts have been adjusted for the 5 percent stock dividend paid April 2005.)

The company’s loss estimate includes losses from claims already received as well as estimates of claims that have not yet been reported. Total losses before reinsurance from Hurricane Katrina are expected to be approximately $70 million. Approximately $28 million of the estimate is related to claims in Alabama, where the company actively markets property casualty insurance. Another approximately $37 million is related to claims in Louisiana and Mississippi, primarily associated with several large national accounts with locations and vehicles in those states. The Cincinnati Insurance Companies do not actively market property casualty insurance in Louisiana and Mississippi.

Schiff noted, “We continue to believe our full-year 2005 GAAP combined ratio will be at or below 93 percent. Through the first half of 2005, that ratio was 88.2 percent, including just 1.1 percentage points from $17 million in catastrophe losses, an unusually low level. However, we typically experience heavy property losses due to weather-related events in the second and third quarters. Our 2005 outlook is based on full-year storm losses of approximately $105 million that would contribute approximately 3.5 percentage points to the full-year combined ratio. We will review our combined ratio target when results for the entire third quarter are compiled.”

The company's reinsurance program protects against catastrophic events such as wind and hail, hurricanes or earthquakes. Under the 2005 property catastrophe reinsurance treaty, the company retains the first $25 million in losses arising from a single event and 40 percent of losses from $25 million to $45 million. The company retains only 5 percent of losses between $45 million and $500 million. The company has received no information on which to develop estimates of any potential windpool assessments.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

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Increased frequency and/or severity of claims

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings,

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Personal lines pricing methods adopted by others that could allow them more flexibility and greater ability to underwrite individual risks accurately, decreasing our advantage in those areas.

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Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

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Delays in the development, implementation, performance and benefits of technology projects and enhancements

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Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

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Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

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Events that lead to a significant decline in the value of a particular security and impairment of the asset

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

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Adverse outcomes from litigation or administrative proceedings

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Effect on the insurance industry as a whole, and thus on the company’s business, of the recent actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

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Limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 were to become applicable to the parent company or the application for exemptive relief is not approved

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.